U. S. Securities and Exchange Commission
                         Washington, D. C.  20549

                              FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE AT OF 1934

             HEALTH ANTI-AGING LIFESTYLE OPTIONS, INC.
             -----------------------------------------
      (Exact name of registrant as specified in its charter)

 UTAH                                                  87-0444506
 ----                                                  ----------
(State or Other Jurisdiction of                     (I.R.S. Employer I.D. No.)
 incorporation or organization)


                         2461 Bellevue Avenue
          West Vancouver, British Columbia, Canada  V7V 1E1
          -------------------------------------------------
              (Address of Principal Executive Offices)

                   Suite 210, 580 Hornby Street
           Vancouver, British Columbia, Canada  V6C 3B6
           --------------------------------------------
          (Former Address of Principal Executive Offices)


     Securities to be registered pursuant to Section 12(b) of the Act:

          None.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:

               (if applicable)
     ---------

     Securities to be registered pursuant to Section 12(g) of the Act:

                           Common stock
                           ------------
                         (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

Common Stock.
-------------

     Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share. On November 4, 2002, there were 16,726,033 outstanding shares of our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

     Our Articles of Incorporation and Bylaws do not contain any provision that would delay, defer or prevent a change in the control of our company.

Item 2.   Exhibits.

     The following Reports and/or Registration Statements have been filed by the Registrant, and are incorporated herein by reference:

          Form Type                     Filing Date
          ---------                     -----------

          S-18                          10/31/86
          S-18/A                         2/20/87
          S-18/A                          4/2/87
          424                            4/29/87
          SR (7/14/87)                   7/16/87
          10-Q (6/30/87)                 8/14/87
          10-Q (9/30/87)                 1/11/88
          SR (1/14/88)                   1/27/88
          10-K (12/31/87)                3/12/90
          10-K (12/31/88)                3/12/90
          10-K (12/31/89)                3/12/90
          10-Q (3/31/88)                 3/12/90
          10-Q (6/30/88)                 3/12/90
          10-Q (9/30/88)                 3/12/90
          10-Q (3/31/89)                 3/12/90
          10-Q (6/30/89)                 3/12/90
          10-Q (9/30/89)                 3/12/90
          10-Q (3/31/90)                 7/29/94
          10-Q (9/30/90)                 7/29/94
          10-Q (3/31/91)                 7/29/94
          10-Q (6/30/91)                 7/29/94
          10-Q (9/30/91)                 7/29/94
          10-Q (3/31/92)                 7/29/94
          10-Q (6/30/92)                 7/29/94
          10-Q (9/30/92)                 7/29/94
          10-Q (3/31/93)                 7/29/94
          10-Q (6/30/93)                 7/29/94
          10-Q (9/30/93)                 7/29/94
          10-Q (6/30/94)                 7/29/94
          10-K (12/31/90)                7/29/94
          10-K (12/31/91)                7/29/94
          10-K (12/31/92)                7/29/94
          10-K (12/31/93)                7/29/94
          10-Q (3/31/94)                 9/23/94
          10-KSB (12/31/94)              9/18/95
          10-QSB (9/30/94)               9/18/95
          10-QSB (3/31/95)               9/18/95
          10-QSB (6/30/95)               9/18/95
          10-QSB (9/30/95)              10/27/95
          10-KSB (12/31/95)               4/3/96
          10-Q (3/31/96)                  5/6/96
          10-Q (6/30/96)                 9/30/96
          10-Q/A (6/30/96)              10/31/96
          10-Q (9/30/96)                12/30/96
          10-KSB (12/31/96)             10/24/97
          10-QSB (3/31/97)              10/24/97
          10-QSB (6/30/97)              10/24/97
          10-QSB (9/30/97)              11/20/97
          10-KSB (12/31/97)              8/17/98
          10-QSB (3/30/98)               8/17/98
          10-QSB (6/30/98)               8/17/98
          10-QSB (9/30/98)              11/17/98
          10-KSB (12/31/99)              4/12/99
          10-QSB (3/31/99)               6/20/99
          10-QSB (6/30/99)               8/16/99
          10-QSB (9/30/99)              11/15/99
          8-K (2/01/00)                  2/17/00
          10-KSB (12/31/99)              4/13/00
          10-QSB (3/31/00)               5/18/00
          S-8                            7/11/00
          10-QSB (6/30/00)               8/14/00
          10-QSB (9/30/00)              11/17/00
          10-KSB (12/31/00)              3/29/01
          10-QSB (3/31/01)               5/11/01
          10-QSB (6/30/01)                8/9/01
          10-QSB (9/30/01)              11/13/01
          8-K (1/31/02)                   2/5/02
          8-K/A (1/31/02)                3/27/02
          10-KSB (12/31/01)              3/27/02
          10-QSB (3/31/02)               5/15/02
          10-QSB (6/30/02)               8/14/02

                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         HEALTH ANTI-AGING LIFESTYLE OPTIONS,
                                         INC.

Date: 4 Nov. 2002                     By /s/ Michael C. Woodman
      -----------                        ---------------------------
                                         Michael C. Woodman
                                         Chief Executive Officer, President
                                         and Director